UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: July 21, 2026

HORACE MANN EDUCATORS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715‑0001
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217‑789‑2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	HMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-looking Information
Statements included in the accompanying news release that state Horace Mann Educators Corporation’s (Company) or its management’s intentions, hopes, beliefs, expectations or predictions of future events or the Company’s future financial performance are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to known and unknown risks, uncertainties and other factors. The Company is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Please refer to the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and the Company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.
Item 1:01: Entry into a Material Definitive Agreement
On July 21, 2026, Horace Mann Educators Corporation, a Delaware corporation (the “Company”), entered into a Master Transaction Agreement (the “Agreement”), with Medical Mutual of Ohio (“MMO”) and Medical Mutual Life Insurance Company (“MML”), pursuant to which (i) the Company agreed to acquire all of the issued and outstanding shares of the common stock of Reserve National Insurance Company, an insurance company organized under the laws of the State of Illinois (“RNIC” and such acquisition, the “Stock Purchase”), and (ii) MML agreed to reinsure to an affiliate of the Company substantially all of MML’s in-force insurance policies (such reinsurance, the “Reinsurance Transaction” and together with the Stock Purchase, the “Acquisition”).
Subject to the terms and conditions of the Agreement, the Company will acquire all of the outstanding stock of RNIC for a purchase price of approximately $125 million, and the Company’s applicable affiliate will pay MML a ceding commission of approximately $7.4 million in connection with the Reinsurance Transaction. With respect to the purchase of RNIC, the net purchase price includes approximately $10 million of excess statutory capital expected to remain in RNIC at closing. The purchase price and ceding commission will be funded with cash on hand and borrowings under the Company’s existing credit facility. The existing Medicare supplement insurance policies of RNIC will be excluded from the Acquisition, and prior to the closing of the Acquisition, will be reinsured by RNIC to MMO or otherwise transferred out of RNIC. The Agreement and the consummation of the transactions contemplated therein have been approved by the Company’s Board of Directors. The closing of the Acquisition is expected to occur in the first quarter of 2027, subject to the satisfaction or waiver of applicable closing conditions as well as approval by certain regulators.
The description above is only a summary of the material provisions of the Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2026.
Item 2:03: Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Agreement
The information set forth in Item 1.01 above is incorporated herein by reference.
Item 9.01: Financial Statements and Exhibits
(d)Exhibits.
Exhibit 99.1    Glossary of Selected Terms
Exhibit 99.2    Horace Mann Educators Corporation news release dated July 21, 2026
Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

Date: July 21, 2026	By:	/s/ Donald M. Carley
		Name:	Donald M. Carley
		Title:	Executive Vice President, General Counsel
and Chief Administrative Officer

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